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                                                                Exhibit 10.139
                             PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") is made this 30th day of September, 1998, by and between Micron Technology, Inc., a Delaware, U.S.A. corporation, with its principal place of business at 8000 South Federal Way, Boise, Idaho 83716-9632, U.S.A. ("Micron"), and KTI Semiconductor Limited, a Japanese corporation, with its headquarters located at 302-2, Hirano-cho, Nishiwaki, Hyogo Prefecture, 677-0063, Japan ("KTI"). Micron and KTI are hereinafter sometimes individually referred to as a "Party" and collectively as the "Parties".

     In consideration of the mutual promises and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

1.   PURPOSE

     1.1 This Agreement implements certain provisions of the Shareholders' Agreement dated March 19, 1990, among KTI's shareholders and ratified, joined in and accepted by KTI on May 22, 1990, and amended September 28, 1990 by Amendment #1, amended November 5, 1992 by Amendment #2, amended effective as of June 7, 1993 by Amendment #3, amended July 14, 1993 by Amendment #4, amended December 15, 1993 by Amendment #5, amended March 24, 1994 by Amendment #6, amended June 27, 1994 by Amendment #7, amended effective as of November 1, 1995 by Amendment #8, amended effective as of November 1, 1996 by Amendment #9, amended effective as of January 1, 1998 by Amendment #10, amended March 26, 1998 by Amendment #11, amended June 23, 1998 by Amendment #12, and amended [September 30, 1998] by Amendment #13 to Shareholders' Agreement (as so amended, and as hereafter amended or otherwise modified from time to time, the "Shareholders' Agreement") for the purchase by Micron, and the sale by KTI to Micron, of those Products (as defined in the Shareholders' Agreement) which are more specifically set forth in Attachment 1 which is incorporated herein by this reference (hereinafter "Products").

2.   PURCHASE ORDERS

     2.1 Purchase orders issued by Micron and/or its affiliates (hereinafter individually or collectively ("Micron")) under this Agreement are for administrative, payment and accounting purposes. The terms and conditions of any purchase order so issued which purports to alter, amend or extend provisions or terms of manufacture, sale and delivery of Products as agreed to by Micron, KOBE and KTI in the Shareholders' Agreement and Annexes thereto shall have no force or effect.
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3.   PRODUCTS

     3.1 KTI agrees to sell to Micron or its designated Affiliate (as that term is defined in the Shareholders Agreement) and Micron or its designated Affiliate agrees to purchase, KTI's entire output (i.e., one hundred percent (100%), of the finished Products subject to the terms, conditions and obligations set forth in the Shareholders' Agreement and the Annexes thereto, including this Agreement. Such terms, conditions and obligations include without limitation SECTIONS 8 (WORK SPECIFICATIONS), 9 (QUALITY INSPECTION, TESTING AND CUSTOMER SERVICE), and 10 (MANUFACTURING CHANGES) of the Technical Assistance Agreement dated as of September 30, 1998 between Micron, Kobe Steel Ltd., a Japanese corporation, with its headquarters located at 3-18, Wakinohama 1-Chrome, Chuyou-Ku, Kobe, Japan, and KTI (as hereafter amended or otherwise modified from time to time, the "Technical Assistance Agreement"). Nothing in this Agreement shall be construed to limit Micron's right or the right of Micron's affiliates to purchase any semiconductor devices similar to the Products from any source other than KTI

4.   TERM

     4.1 This Agreement shall be effective as of the Acquisition Closing Date (as defined in Amendment #13 to the Shareholders' Agreement) and shall continue in effect throughout the Term of the Shareholders' Agreement (as defined therein), unless earlier terminated or modified by mutual agreement in writing by Micron and KTI.

5.   PRICING AND PAYMENT TERMS

     5.1  KTI shall sell the Products to Micron in accordance with the pricing
          formula provided in Annex A to the Shareholders' Agreement.   KTI
          shall invoice Micron for Products sold to Micron on a monthly basis in accordance with Section 18.6 of the Shareholders' Agreement and such Annex.

     5.2  Place of shipment and payment terms are as specified in Sections 18.5,
          18.6 and 18.7 of the Shareholders' Agreement.

6.   DELIVERY

     6.1 The delivery dates indicated by Micron on its purchase orders for the Products are important elements of shipment and receiving of Products. KTI agrees to take all reasonable efforts so that the Products shall be delivered to Micron's designated delivery point on the dates set forth in the applicable purchase order(s) accepted by KTI, unless the Parties agree otherwise in writing. In the event that any Products are not shipped in accordance with such delivery dates, KTI agrees to ship via air freight (or as directed by Micron) and to pay for all extra costs.

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     6.2  Failure of KTI to meet agreed upon delivery shall be considered a breach of contract. Furthermore, KTI agrees to pay to Micron any penalty and damages imposed upon or incurred by Micron for failure of KTI to deliver any of the Products on such delivery dates.

     6.3 In addition to the packing and shipping instructions in Paragraph 11 below, the Products shall be packaged in accordance with commercially accepted standards, or to applicable Micron specifications, to ensure safe arrival at Micron's designated delivery point.

7.   KTI'S WARRANTIES AND REPRESENTATIONS

     7.1 KTI warrants and represents to Micron that the Products will conform to the Specifications and shall be fit for their intended purpose and use and shall be free from any defects in material and workmanship for a period of two (2) years from the date of each shipment from KTI of the Products, provided that said period may be renegotiated for a longer period of time to conform to the industry standard current at the time of renegotiation. KTI's failure to take corrective actions for the next production lots after written notification of the problem(s) is provided to KTI may be considered by Micron to be a material breach of this Agreement.

     7.2 In the event Micron determines that the Products are defective in workmanship or otherwise in breach of the warranty set forth in Paragraph 7.1, Micron shall notify KTI immediately in writing of the defect, and KTI shall promptly, at Micron's option, either repair or replace any defective Products at no cost to Micron, or credit to Micron's account Micron's purchase price and all reasonable out of pocket shipping costs incurred with respect to the return of the defective Products; provided, however, in the event such defect is directly attributable to a material error in the Technical Information transmitted by Micron to KTI under the Technical Assistance Agreement, then Micron agrees that during the two (2) year warranty period Micron will indemnify KTI for all direct manufacturing and material costs associated with the repair or replacement of the defective Products manufactured for Micron. MICRON SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES, COSTS OR LOSSES WITH RESPECT TO BUSINESS INTERRUPTION. A Return Material Authorization ("RMA") form previously issued by KTI must accompany any such returned Products.

     7.3 Following receipt of each shipment, Micron shall perform an incoming test on each shipment of the Products shipped hereunder. In the event that such Products fail to conform to the Specifications as evidenced by the Micron incoming inspection, Micron shall have the right to return, after confirmation of failures, such Products to KTI for rework or replacement at no cost to Micron. Micron has the right to recommend corrective action to address any such variances from Specifications. Such return shipment shall be made by Micron F.O.B. the destination from which they were originally shipped by KTI.

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     7.4  If the Products fail Micron's incoming inspection tests at the shipping destination as designated on the Micron purchase order, Micron may so advise KTI in writing and receive, at Micron's option, prompt replacement of the Products or credit in that amount against pending or future Micron orders for the Products.

     7.5 Except as provided in Section 20.5 of the Shareholders' Agreement, KTI will hold Micron harmless from and indemnify Micron against all claims made by third parties arising out of the operations of KTI or the Products manufactured by KTI, including all acts or omissions by KTI's personnel (whether or not such personnel are direct employees of KTI or have been obtained from one of the parties to the Shareholders' Agreement on a seconding or contractual basis).

     7.6 The warranties in the Shareholders' Agreement and its Annexes, including this agreement, are stated in lieu of all other warranties, express, statutory, or implied, and neither assume nor authorize any other person to assume for the parties any other liabilities in connection with the manufacture or sale of said Products. The warranties shall not apply to any of such Products which have been repaired or altered, except as authorized by KTI, or which shall be subjected to misuse, negligence, accident, or abuse.

     7.7 The terms "Specifications," "Technical Information," and "Products" as used herein shall have the same definitions as in the Technical Assistance Agreement.

8.   FORCE MAJEURE

     8.1 Should any Party be prevented from performing its contractual obligations under this Agreement due to the cause or causes of force majeure such as acts of God, acts of war (declared or undeclared), fire, storm, floods, typhoon or other severe weather conditions, serious earthquake, strikes, boycotts, legal restraints, government or like interference, accidental damage to equipment, as well as any other cause outside the control of that Party, that Party shall not be liable to the other for any delay or failure of performance caused by any of the above events.

     8.2 The Party prevented from performing by the causes identified in Paragraph 8.1 shall notify the other Party of the occurrence of any of the above events in writing by cable or telex within the shortest possible time.

     8.3 Should the delay caused by any of the above events continue for more than ninety (90) days, the Parties shall settle the problem of further performance of this Agreement through friendly negotiations as soon as possible. In the event that the Parties cannot meet to negotiate or cannot reach agreement, the Agreement may be terminated by prior written notice of one Party to the other Party.

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9.   RETURN MATERIAL AUTHORIZATION

     9.1 Defective material shall be returned freight collect to KTI. Replacement material shall be sent freight prepaid from KTI, which shall absorb the burden of premium transportation when defect or replacement material places critical time or delivery schedule constraints on Micron.

     9.2 KTI agrees to provide as soon as reasonably possible, but not exceeding five (5) work days, RMAs as contemplated by Paragraph 7.2 herein.

10.  OVERSHIPMENTS

     10.1 KTI shall ship only the quantity(ies) specified in purchase orders placed under this Agreement. However, any deviation caused by conditions of loading, shipping, packing or allowances in manufacturing processes may be accepted by Micron according to the overshipment allowance indicated on the face of Micron purchase orders. If no allowance is shown, no percentage overshipment is allowed. Micron reserves the right to return any overshipment in excess of the allowance at KTI's expense.

11.  PACKING AND SHIPPING INSTRUCTIONS

     11.1 KTI will properly pack and describe shipments in accordance with Micron specifications and applicable carrier regulations. Shipment will be made at the lowest possible freight charges. Micron may assist KTI by providing freight classifications or classifying material. KTI will insure or declare value on shipments except on parcel post, unless Micron specifies otherwise. On shipments where value is declared, KTI will ship prepaid insured for fifty U.S. dollars (US $50.00) to facilitate tracing. If shipping by air carrier, KTI will ship freight prepaid. KTI shall consolidate the air and surface shipments on single bills of lading insofar as possible so as to avoid premium freight costs unless instructed otherwise by Micron.

     11.2 In case any shipment does not correspond to normal practice in the industry (e.g., require special handling shipment or air ride suspension, or air shipment over five hundred (500) pounds, or over one hundred twenty (120) inches long or wide or over fifty-six (56) cubic feet, etc.), KTI agrees to notify Micron's appropriate traffic department seventy-two (72) hours prior to shipment for special shipping instructions.

     11.3 Each box, crate or carton will show Micron's full street address and purchase order number regardless of how shipped. On air carrier shipments, a packing list shall accompany each container and shall describe the contents of such container. On all other shipments, KTI will provide a packing list to accompany each shipment, referencing the appropriate purchase order number. The bill of lading also will reference the purchase order number.

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     11.4 KTI is responsible for packing shipments correctly based on the carrier/mode utilized. Charges for packing and crating shall be deemed part of the purchase price and no additional charges will be made therefor unless specifically requested by Micron on the purchase order. KTI agrees to ship via the carrier specified by Micron.

12.  NOTICE OF LABOR DISPUTE

     12.1 Whenever any actual or potential labor dispute delays or threatens to delay the timely performance of any purchase order issued hereunder, KTI shall immediately give notice thereof to Micron.

13.  APPLICABLE LAW

     13.1 This Agreement and any purchase order issued hereunder shall not be governed by the United Nations Convention on the International Sale of Goods; rather this Agreement and any purchase order issued hereunder shall be governed by, construed and enforced in accordance with the laws of the State of New York, U.S.A. The Parties hereby submit to the exclusive jurisdiction of the Federal Courts of the United States of America and specifically the U.S. District Court for the Southern District of New York.

     13.2 For the purpose of any proceeding before the Federal Courts, the Parties hereby appoint the respective persons set out below as their agents for service of process in New York:

          Micron:  CT Corporation System    KTI:  c/o Kobe Steel USA Inc.
                   1633 Broadway                  535 Madison Avenue
                   New York, NY 10019             New York, NY 10022
                   USA                            USA

14.  MISCELLANEOUS

     14.1 All notices and formal communications required or permitted to be given hereunder shall be served on each Party in writing, via facsimile transmission, registered letter, telex or prepaid cable and shall be valid and sufficient when served on a Party at the following address:

           If to KTI:                           if to Micron:

           President
           KTI Semiconductor Limited            General Counsel
           302-2                                Micron Technology, Inc.
           Hirano-cho, Nishiwaki                8000 South Federal Way
           Hyogo Prefecture, 677-0063, Japan    Boise, Idaho  83716-9632

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     14.2  Except as required by law, for governmental approval or as may be reasonably required for the operation of KTI, the parties shall not, without the prior written consent of the other, disclose to any third party, other than the Parties to the Shareholders' Agreement either the existence or contents of this Agreement, or any information of a proprietary nature which it obtains or which becomes available to it as the result of this Agreement or of the operations of KTI.

     14.3 KTI agrees to comply with all applicable export control laws and to obtain all export licenses required for performance of its obligations hereunder.

     14.4 Micron may assign this Agreement or any obligation hereunder to any Affiliate (as that term is defined in the Shareholders' Agreement) of Micron upon written notice to KTI. In such event, Micron shall be the controlling Party of such assignee and shall guarantee the obligations of such assignee under this Agreement. KTI shall not assign or transfer this Agreement or any portion hereof, or subcontract any obligation hereunder, without the prior written consent of Micron. Any such attempted assignment, transfer or subcontract by KTI shall be void.

     14.5 The headings of the Paragraphs of this Agreement are for reference purposes only and shall not be deemed to affect in any way the meaning or interpretation of the Paragraphs to which they refer.

     14.6 The failure on the part of any Party to exercise or enforce any rights conferred on it hereunder shall not be deemed to constitute a waiver of any rights or operate to bar the exercise or enforcement of any such right at any time or times thereafter.

     14.7 This Agreement may be executed in one or more counterparts, each of which shall be enforceable against the Parties executing such counterparts, and all of which together shall constitute one instrument.

     14.8 This Agreement may not be modified, except with the written consent of the Parties.

     14.9 If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and, subject to applicable law, shall not affect the validity or effect of any other provisions hereof.



                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Parties have signed and dated this Purchase
Agreement in the space provided below.

KTI SEMICONDUCTOR LIMITED        MICRON TECHNOLOGY, INC.

By:   _________________________   By:   _________________________

Name: _________________________   Name: _________________________

Title:_________________________   Title:_________________________

Date: _________________________   Date: _________________________


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